UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 23, 2007
Toreador Resources Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164

(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205

(Address of Principal Executive Offices)	(Zip Code)
(214) 559-3933
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     As described by Toreador Resources Corporation (“Toreador”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 22, 2007, Toreador entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) on March 21, 2007 with 6 institutional investors (the “Investors”) pursuant to which the Investors agreed to purchase (i) an aggregate of 2,710,843 shares of Toreador’s common stock (the “Common Shares”) at a price of $16.60 per share, reflecting approximately a 17.5% discount to the volume weighted average share price on the Nasdaq Global Market on March 21, 2007 and (ii) warrants (the “Warrants”) exercisable into an aggregate of 489,155 shares of Toreador common stock (the “Warrant Shares”). On March 23, 2007, Toreador completed the sale of the Common Shares and the Warrants. The Warrants are exercisable into an aggregate of 489,155 shares at $16.60 per share during the 30 day period commencing on March 23, 2007. Pursuant to the terms of the Warrants, if certain Investors do not exercise their Warrants in full prior to the expiration of the Warrants, the other Investors who have exercised their Warrants in full by the expiration of such Warrants will have the right to exercise their pro rata portion of such remaining unexercised Warrants.
     The Warrants issued to each of the Investors are filed herewith as Exhibits 4.1 — 4.6 and are incorporated herein.
     The Common Shares and Warrants sold by Toreador to the Investors and the Warrant Shares issuable upon exercise of the Warrants are not registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from the registration requirements. This notice shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of such state.
Item 3.02 Unregistered Sales of Equity Securities
     As described by Toreador in its Current Report on Form 8-K filed with the Commission on March 22, 2007, Toreador entered into the Securities Purchase Agreement with the six Investors on March 21, 2007. On March 23, 2007, Toreador closed the transactions pursuant to the Securities Purchase Agreement and issued 2,710,843 Common Shares at a per share purchase price of $16.60 and Warrants exercisable into 489,155 Warrant Shares. The Warrants are exercisable into the Warrant Shares at an exercise price of $16.60 per share for the 30 day period commencing on March 23, 2007. Pursuant to the terms of the Warrants, if certain Investors do not exercise their Warrants in full prior to the expiration of the Warrants, the other Investors who have exercised their Warrants in full by the expiration of such Warrants will have the right to exercise their pro rata portion of such remaining unexercised Warrants. The exact number of Common Shares purchased by each Investor and the exact number of Warrant Shares into which each Investor’s Warrant is exercisable are set forth in the Schedule of Buyers included in the Securities Purchase Agreement, which was filed on the Current Report on Form 8-K filed with the Commission on March 22, 2007 as Exhibit 10.1 and incorporated herein. The aggregate gross proceeds from the sale of the Common Shares was $45 million.
     The offer and sale of the Common Shares and Warrants is being made pursuant to Rule 506 promulgated pursuant to the Securities Act of 1933, as amended, since each of the Investors is an

“accredited investor” as defined by Rule 501 promulgated pursuant to the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
4.1	Warrant issued to Capital Ventures International LP dated March 23, 2007.

4.2	Warrant issued to Goldman Sachs & Co. dated March 23, 2007.

4.3	Warrant issued to SF Capital Partners Ltd. dated March 23, 2007.

4.4	Warrant issued to Old Lane Cayman Master Fund, LP dated March 23, 2007.

4.5	Warrant issued to Old Lane HMA Master Fund, LP dated March 23, 2007.

4.6	Warrant issued to Old Lane US Master Fund, LP dated March 23, 2007.
* * * * *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION
Date: March 26, 2007
	By:	/s/ Douglas W. Weir
Douglas W. Weir, Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant issued to Capital Ventures International LP dated March 23, 2007.

4.2	Warrant issued to Goldman Sachs & Co. dated March 23, 2007.

4.3	Warrant issued to SF Capital Partners Ltd. dated March 23, 2007.

4.4	Warrant issued to Old Lane Cayman Master Fund, LP dated March 23, 2007.

4.5	Warrant issued to Old Lane HMA Master Fund, LP dated March 23, 2007.

4.6	Warrant issued to Old Lane US Master Fund, LP dated March 23, 2007.